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                                                                   EXHIBIT 21

                      R. P. SCHERER CORPORATION AND SUBSIDIARIES

   The following is a list of all of the directly and indirectly owned subsidiaries of R.P. Scherer Corporation, their jurisdiction of incorporation and the percentage of their outstanding capital stock owned by R.P. Scherer Corporation or another subsidiary of R.P. Scherer Corporation.


                                                                  EFFECTIVE PERCENTAGE
                                             JURISDICTION OF           OWNERSHIP BY
NAME OF SUBSIDIARY                            INCORPORATION    R. P. SCHERER CORPORATION

R. P. Scherer Hardcapsule, Inc.*                New Jersey          100%
R. P. Scherer Hardcapsule (West)*               Utah                100%
Gelatin Products International                  Delaware            100%
Science Labs Inc.*                              Delaware            100%
The LVC Corporation*                            Missouri            100%
R. P. Scherer Argentina S.A.I.C.                Argentina           100%
Vivax Interamericana S.A.                       Argentina            99% (1)
R. P. Scherer do Brasil Encapsulacoes, Ltda.    Brazil              100%
R. P. Scherer Canada Inc.                       Ontario, Canada     100%
R.P. Scherer (Europe) AG                        Switzerland         100%
F&F Holding GmbH                                Germany             100%
R. P. Scherer GmbH                              Germany              51% (2)
Allcaps Weichgelatinekapseln GmbH               Germany              51% (3)
R. P. Scherer S.A.                              France               70% (4)
R.P. Scherer Production S.A.                    France              100%
R. P. Scherer S.p.A.                            Italy                95% (5)
R. P. Scherer Holdings Pty. Ltd.                Australia           100%
R. P. Scherer Pty. Limited                      Australia           100% (6)
R. P. Scherer Holdings Ltd.                     England             100%
R. P. Scherer Limited                           England             100% (7)
Scherer DDS Limited                             England             100% (7)
R. P. Scherer K.K.                              Japan                60%
R. P. Scherer Korea Limited                     Korea                50%
R. P. Scherer Egypt                             Egypt                10%

(1) The Company owns 1.875% directly and R. P. Scherer Argentina S.A.I.C. owns an additional 98.125%.
(2) The 51% interest in R. P. Scherer GmbH is owned directly by F&F Holding
    GmbH.
(3) This corporation is 100% owned directly by R. P. Scherer GmbH (of which F&F Holding GmbH owns 51%).
(4) The Company owns 50.01% directly and R. P. Scherer GmbH (of which F&F Holding GmbH owns 51%) owns an additional 39.975%.
(5) The Company owns 90% directly and R. P. Scherer GmbH (of which F&F Holding GmbH owns 51%) owns an additional 10%.
(6) This corporation is 100% owned by R. P. Scherer Holdings Pty. Ltd.
(7) This corporation is 100% owned by R. P. Scherer Holdings Ltd.

*  Inactive